State of Delaware

Secretary of State

Division of Corporations

Delivered 01:41 PM 05/15/2008

FILED 01:29 PM 05/15/2008

SRV 080553394 – 4548184 FILE

STATE of DELAWARE

LIMITED LIABILITY COMPANY

CERTIFICATE of FORMATION

•	First: The name of the limited liability company is
Wells Fargo Multi-Strategy 100 Master Fund I, LLC
•	Second: The address of its registered office in the State of Delaware is 2711
Centerville Road Suite 400 in the City of Wilmington, DE 19808. The
name of its Registered agent at such address is
Corporation Service Company
•	Third: (Use this paragraph only if the company is to have a specific effective date of dissolution: “The latest date on which the limited liability company is to dissolve is .”)
•	Fourth: (Insert any other matters the members determine to include herein.)
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In Witness Whereof, the undersigned have executed this Certificate of Formation this

15th          day of       May   , 20   08  .

By:     /s/ Dale A. Proctor

         Authorized Person(s)

Name:    /s/ Dale A. Proctor

               Authorized Person(s)

               Typed or Printed